Exhibit 99.1

Ooma Reports Fiscal Second Quarter 2027 Financial Results

Sunnyvale, Calif., August 26, 2026 -- Ooma, Inc. (NYSE: OOMA), a provider of advanced communications services for businesses and consumers, today released financial results for the fiscal second quarter ended July 31, 2026.

Second Quarter Fiscal 2027 Financial Highlights:

•
Revenue: Total revenue was $83.2 million, up 25% year-over-year. Subscription and services revenue increased to $75.6 million from $61.1 million in the second quarter of fiscal 2026, and was 91% of total revenue, primarily driven by the growth of Ooma Business, including the December 2025 acquisitions of FluentStream and Phone.com.
•
Net Income: GAAP net income was $3.0 million, or $0.10 per diluted share, compared to GAAP net income of $1.3 million, or $0.04 per diluted share, in the second quarter of fiscal 2026. Non-GAAP net income was $10.2 million, or $0.35 per diluted share, compared to non-GAAP net income of $6.5 million, or $0.23 per diluted share in the prior year period.
•
Adjusted EBITDA: Adjusted EBITDA was $12.4 million, compared to $7.2 million in the second quarter of fiscal 2026.

For more information about non-GAAP net income and Adjusted EBITDA, see the section below titled "Non-GAAP Financial Measures" and the reconciliation provided in this release.

“Ooma executed well in Q2 and delivered strong results, with revenue up 25% year over year to $83.2 million and non-GAAP net income up 58% year over year to $10.2 million,” said Eric Stang, chief executive officer of Ooma. “We also achieved record adjusted EBITDA of $12.4 million in Q2 and reduced outstanding debt to $47 million at the end of Q2. Operationally, we launched new AI-driven services, including our AI Insights, AI Answering Service and AI Receptionist, for our Ooma Office business customers. We also launched Ooma MyPhone, a modern landline that gives parents control over their kids’ calling and forestalls cell phone use, for our residential customers. Our significant growth of Ooma AirDial continued in Q2, with AirDial services revenue growing 75% over the same quarter a year ago. Looking forward, we believe we have good momentum across all major areas of our business, driven by increasing POTS replacement market demand, the availability of our new AI features, parents’ increasing concern over kids’ cell phone use, and the contributions from our acquisitions of FluentStream and Phone.com.”

Business Outlook:

For the third quarter of fiscal 2027, Ooma expects:

•
Total revenue in the range of $83.7 million to $84.5 million.
•
GAAP net income in the range of $3.1 million to $3.5 million and GAAP net income per share in the range of $0.11 to $0.12.
•
Non-GAAP net income in the range of $9.8 million to $10.2 million, and non-GAAP net income per share in the range of $0.34 to $0.35.

For the full fiscal year 2027, Ooma expects:

•
Total revenue in the range of $332.0 million to $333.5 million.
•
GAAP net income in the range of $11.9 million to $12.7 million, and GAAP net income per share in the range of $0.42 to $0.45.
•
Non-GAAP net income in the range of $39.5 million to $40.3 million, and non-GAAP net income per share in the range of $1.35 to $1.38.

The following is a reconciliation of GAAP net income to non-GAAP net income and GAAP diluted net income per share to non-GAAP diluted net income per share guidance for the third fiscal quarter ending October 31, 2026 and the fiscal year ending January 31, 2027 (in millions, except per share data):

	Projected range
	Three Months Ending	Fiscal Year Ending
	October 31, 2026	January 31, 2027
	(unaudited)
GAAP net income	$3.1-$3.5	$11.9-$12.7
Stock-based compensation and related taxes	3.7	14.7
Amortization of intangible assets	3.0	12.1
Restructuring costs	—	0.8
Non-GAAP net income	$9.8-$10.2	$39.5-$40.3

GAAP net income per share	$0.11-$0.12	$0.42-$0.45
Stock-based compensation and related taxes	0.13	0.49
Amortization of intangible assets	0.10	0.41
Restructuring costs	—	0.03
Non-GAAP net income per share	$0.34-$0.35	$1.35-$1.38

Weighted-average number of shares used in per share amounts:
Basic	27.7	27.7
Diluted	29.1	29.2

Conference Call Information:

The company will host a conference call and live webcast for analysts and investors at 5:00 p.m., Eastern time on August 26, 2026. The news release with the financial results will be accessible from the company's website prior to the conference call.

To access the call by phone, please visit https://register-conf.media-server.com/register/BI9a252eb992634fa88bdb3ab648b4402e to register and receive the dial-in details. To avoid delays, Ooma encourages participants to dial into the conference call ten minutes ahead of the scheduled start time.

For webcast listening, please visit Ooma’s Events & Presentations page https://investors.ooma.com/news-events/events-presentation for a link.

Following the call, an archived version of the webcast will be available on the Ooma investor relations site at https://investors.ooma.com for 12 months.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables contain certain non-GAAP financial measures, including: non-GAAP net income, non-GAAP net income per share, non-GAAP gross profit and gross margin, non-GAAP operating income, and Adjusted EBITDA. Adjusted EBITDA represents net income before interest and other expense (income), income taxes, depreciation and amortization of capital expenditures, amortization of intangible assets, stock-based compensation and related taxes, litigation costs and restructuring costs.

Other non-GAAP financial measures exclude stock-based compensation expense and related taxes, amortization of intangible assets, certain non-recurring gains and charges, such as litigation costs and restructuring costs. Non-GAAP weighted-average diluted shares include the effect of potentially dilutive securities from the company’s stock-based benefit plans.

These non-GAAP financial measures are presented to provide investors with additional information regarding our financial results and core business operations. Ooma considers these non-GAAP financial measures to be useful measures of the operating performance of the company, because they contain adjustments for unusual events or factors that do not directly affect what management considers to be Ooma's core operating performance and are used by the company's management for that purpose. Management also believes that these non-GAAP financial measures allow for a better evaluation of the company's performance by facilitating a meaningful comparison of the company's core operating results in a given period to those in prior and future periods. In addition, investors often use similar measures to evaluate the operating performance of a company.

Non-GAAP financial measures are presented for supplemental informational purposes only to aid an understanding of the company's operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. A limitation of the non-GAAP financial measures presented is that the adjustments relate to items that the company generally expects to continue to recognize. The adjustment of these items should not be construed as an inference that the adjusted gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP financial measures of Ooma's financial performance and the respective non-GAAP measures should be considered together. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure in the tables below.

Disclosure Information

Ooma uses the investor relations section on its website as a means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Ooma's investor relations website in addition to following Ooma's press releases, Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. In particular, the financial projections under “Business Outlook” and the statements contained in the quotations of our Chief Executive Officer may constitute forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical facts and generally contain words such as "believes”, "expects”, "may”, "will”, "should”, "seeks”, "approximately”, "intends”, "plans”, "estimates”, "anticipates”, and other expressions that are predictions of or indicate future events. Although the forward-looking statements contained in this press release are based upon information available at the time the statements are made and reflect management's good faith beliefs, forward-looking statements inherently involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements to differ materially from anticipated future results. Important factors that could cause actual results to differ materially from expectations include, among others: our inability to attract new customers on a cost-effective basis; our inability to retain customers; failure to realize AirDial opportunities; intense competition; loss of key retailers and reseller partnerships; market acceptance of new products and services; our inability to realize expected returns from our investments made in connection with our international operations and development of new product features; our inability to successfully integrate and achieve expected benefits from acquisitions; our reliance on vendors to manufacture the on-premise appliances and end-point devices we sell; our reliance on third parties for our network connectivity and co-location facilities; our reliance on third parties for some of our software development, quality assurance and operations; our reliance on third parties to provide the majority of our customer service and support representatives; and interruptions to our service. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings which we make with the SEC from time to time, including the risk factors contained in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2026, filed with the SEC on June 5, 2026. The forward-looking statements in this press release are based on information available to Ooma as of the date hereof, and Ooma disclaims any obligation to update any forward-looking statements, except as required by law.

About Ooma, Inc.

Ooma (NYSE: OOMA) delivers phone, messaging, video and advanced communications services that are easy to implement and provide great value. Founded in 2003, the company offers Ooma Office for small to medium-sized businesses seeking enterprise-grade features designed for their needs; Ooma AirDial for any business looking to replace aging and increasingly expensive copper phone lines; Ooma 2600Hz for businesses that provide their own communications solutions built on an outsourced underlying platform; and Ooma Telo for residential consumers who value a landline experience at a more affordable price point. Ooma’s award-winning solutions power more than 2 million users today. Learn more at www.ooma.com in the United States or www.ooma.ca in Canada.

INVESTOR CONTACT:

Matthew S. Robison

Director of IR and Corporate Development

Ooma, Inc.

ir@ooma.com

(650) 300-1480

MEDIA CONTACT:

Jim Gustke

Senior Vice President, Marketing

Ooma, Inc.

press@ooma.com

OOMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, amounts in thousands)

	July 31,	January 31,
	2026	2026
Assets
Current assets:
Cash and cash equivalents	$17,532	$20,144
Accounts receivable, net	11,365	11,833
Inventories	21,355	16,172
Other current assets	19,044	18,590
Total current assets	69,296	66,739
Property and equipment, net	14,406	13,330
Operating lease right-of-use assets	13,296	14,198
Intangible assets, net	56,294	62,478
Goodwill	50,427	49,827
Other assets	22,704	20,965
Total assets	$226,423	$227,537

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$11,125	$8,275
Accrued expenses and other current liabilities	42,023	39,292
Current portion of debt, net	1,373	6,373
Deferred revenue	18,104	17,787
Total current liabilities	72,625	71,727
Long-term operating lease liabilities	9,940	10,988
Debt, net of current portion	45,077	51,514
Other liabilities	396	392
Total liabilities	128,038	134,621

Stockholders' equity:
Common stock	5	5
Additional paid-in capital	226,514	226,631
Accumulated deficit	(128,134)	(133,720)
Total stockholders' equity	98,385	92,916
Total liabilities and stockholders' equity	$226,423	$227,537

OOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	July 31, 2026	July 31, 2025	July 31, 2026	July 31, 2025
Revenue:
Subscription and services	$75,579	$61,139	$150,173	$121,398
Product and other	7,649	5,225	14,204	9,995
Total revenue	83,228	66,364	164,377	131,393

Cost of revenue:
Subscription and services	22,659	18,428	44,515	36,489
Product and other	9,581	7,706	18,204	14,465
Total cost of revenue	32,240	26,134	62,719	50,954
Gross profit	50,988	40,230	101,658	80,439

Operating expenses:
Sales and marketing	22,425	19,122	44,691	38,877
Research and development	15,468	12,495	30,498	24,937
General and administrative	9,105	7,697	18,971	15,766
Total operating expenses	46,998	39,314	94,160	79,580
Income from operations	3,990	916	7,498	859
Interest and other (expense) income, net	(831)	221	(1,601)	384
Income before income taxes	3,159	1,137	5,897	1,243
Income tax (provision) benefit	(155)	118	(311)	(129)
Net income	$3,004	$1,255	$5,586	$1,114

Net income per share of common stock:
Basic	$0.11	$0.05	$0.20	$0.04
Diluted	$0.10	$0.04	$0.20	$0.04

Weighted-average shares of common stock outstanding:
Basic	27,551,160	27,595,209	27,523,689	27,521,797
Diluted	28,877,764	28,125,304	28,561,815	28,224,710

OOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, amounts in thousands)

	Three Months Ended		Six Months Ended
	July 31, 2026	July 31, 2025	July 31, 2026	July 31, 2025
Cash flows from operating activities:
Net income	$3,004	$1,255	$5,586	$1,114
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	3,665	3,635	7,164	7,571
Depreciation and amortization of capital expenditures	1,287	1,048	2,464	1,992
Amortization of intangible assets	3,022	1,406	6,184	2,812
Amortization of operating lease right-of-use assets	888	802	1,757	1,594
Other	32	39	63	77
Changes in operating assets and liabilities:
Accounts receivable, net	978	(449)	468	(575)
Inventories and deferred inventory costs	(3,409)	(609)	(5,237)	(1,654)
Prepaid expenses and other assets	(308)	(1,033)	(2,496)	218
Accounts payable, accrued expenses and other liabilities	2,922	(1,110)	3,221	(3,831)
Deferred revenue	1,013	1,377	321	746
Net cash provided by operating activities	13,094	6,361	19,495	10,064

Cash flows from investing activities:
Capital expenditures	(2,291)	(1,312)	(3,762)	(2,535)
Business acquisition, working capital adjustments	79	—	436	—
Net cash used in investing activities	(2,212)	(1,312)	(3,326)	(2,535)

Cash flows from financing activities:
Shares repurchased for tax withholdings on vesting of restricted stock units	(1,936)	(1,283)	(3,292)	(2,731)
Payments for repurchases of common stock	(2,452)	(3,196)	(5,706)	(5,399)
Proceeds from issuance of common stock	376	—	1,717	2,288
Repayments of debt	(6,500)	—	(11,500)	—
Net cash used in financing activities	(10,512)	(4,479)	(18,781)	(5,842)
Net increase (decrease) in cash and cash equivalents	370	570	(2,612)	1,687
Cash and cash equivalents, at beginning of period	17,162	18,988	20,144	17,871
Cash and cash equivalents, at end of period	$17,532	$19,558	$17,532	$19,558

OOMA, INC.

Reconciliation of Non-GAAP Financial Measures

(Unaudited, amounts in thousands, except percentages, share and per share data)

	Three Months Ended		Six Months Ended
	July 31, 2026	July 31, 2025	July 31, 2026	July 31, 2025
Revenue	$83,228	$66,364	$164,377	$131,393

GAAP gross profit	$50,988	$40,230	$101,658	$80,439
Stock-based compensation and related taxes	229	228	452	472
Amortization of intangible assets	1,052	708	2,104	1,416
Restructuring costs	—	—	86	—
Non-GAAP gross profit	$52,269	$41,166	$104,300	$82,327

Gross margin on a GAAP basis	61%	61%	62%	61%
Gross margin on a Non-GAAP basis	63%	62%	63%	63%

GAAP operating income	$3,990	$916	$7,498	$859
Stock-based compensation and related taxes	3,763	3,708	7,381	7,776
Amortization of intangible assets	3,022	1,406	6,184	2,812
Restructuring costs	382	—	759	—
Litigation costs	—	83	—	390
Non-GAAP operating income	$11,157	6,113	$21,822	$11,837

GAAP net income	$3,004	$1,255	$5,586	$1,114
Stock-based compensation and related taxes	3,763	3,708	7,381	7,776
Amortization of intangible assets	3,022	1,406	6,184	2,812
Restructuring costs	382	—	759	—
Litigation costs	—	83	—	390
Non-GAAP net income	$10,171	$6,452	$19,910	$12,092

GAAP diluted net income per share	$0.10	$0.04	$0.20	$0.04
Stock-based compensation and related taxes	0.13	0.13	0.26	0.28
Amortization of intangible assets	0.11	0.05	0.21	0.10
Restructuring costs	0.01	—	0.03	—
Litigation costs	—	0.01	—	0.01
Non-GAAP net income per diluted share	$0.35	$0.23	$0.70	$0.43

GAAP weighted-average basic shares	27,551,160	27,595,209	27,523,689	27,521,797
GAAP weighted-average diluted shares	28,877,764	28,125,304	28,561,815	28,224,710
Non-GAAP weighted-average diluted shares	28,877,764	28,125,304	28,561,815	28,224,710

GAAP net income	$3,004	$1,255	$5,586	$1,114
Reconciling items:
Interest and other expense (income), net	831	(221)	1,601	(384)
Income tax provision (benefit)	155	(118)	311	129
Depreciation and amortization of capital expenditures	1,287	1,048	2,464	1,992
Amortization of intangible assets	3,022	1,406	6,184	2,812
Stock-based compensation and related taxes	3,763	3,708	7,381	7,776
Restructuring costs	382	—	759	—
Litigation costs	—	83	—	390
Adjusted EBITDA	$12,444	$7,161	$24,286	$13,829